RESTATED CERTIFICATE OF
                                       OF
                                 INCORPORATION
                                       OF
                       INTEGRATED LIVING COMMUNITIES, INC.

   INTEGRATED LIVING COMMUNITIES, INC. (the "Corporation", a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), in order to amend and restate its Certificate of Incorporation pursuant to Sections 242 and 245 of the GCL, certifies as follows:

   1. The name of the Corporation is Integrated Living Communities, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 17, 1995 and was amended on January 11, 1996.

   2. This Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation as heretofore amended or supplemented.

   3. The Board of Directors of the Corporation, acting at a meeting duly noticed and held pursuant to Section 141 of the GCL adopted a resolution proposing and declaring advisable the adoption of a Restated Certificate of Incorporation of the Corporation in the form hereinafter set forth in Item 6.

   4. The stockholders of the Corporation, acting by written consent pursuant to the provisions of Section 228 of the GCL, duly adopted this Restated Certificate of Incorporation in the form hereinafter set forth in Item 6.

   5. The aforesaid Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 228, 242 and 245 of the GCL.

   6. The text of the Certificate of Incorporation, as amended or supplemented heretofore, is hereby amended and restated so as to read in its entirety as follows:

                                   ARTICLE I

                                      Name
                                      ----
The name of the Corporation is: Integrated Living Communities, Inc.

                                   ARTICLE II

                                    Purposes
                                    -------

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the GCL.

                                  ARTICLE III

                               Agent for Service
                               -----------------

The name and address in the State of Delaware of the Corporation's registered agent for service of process is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.

                                   ARTICLE IV

                                 Capital Stock
                                 -------------

A. The total number of shares of stock which the Corporation is authorized to issue is fifty-five million (55,000,000) shares, of which fifty million (50,000,000) shares, par value $.01 per share. Thereof shall be Common Stock and five million (5,000,000) shares, par value $.01 per share thereof shall be Preferred Stock.

B. The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of the Preferred Stock in series and to fix and state, to the extent not fixed by the provisions hereinabove set forth and subject to limitations prescribed by law, the voting powers, designations, preferences and relative, participating, optional and other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof, including, but not limited to, determiniation of any of the following:

     (a)  the   distinctive   serial   designation  and  the  number  of  shares
          constituting the series;

     (b) the dividend rate, whether dividends shall be cumulative and, if so, from which date, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;


     (c) the voting powers, full or limited in addition to the voting powers provided by law;

     (d) whether the shares shall be redeemable, and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

     (e) the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (f) whether the shares shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the applications of such fund; and

     (g) whether the shares shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made and any other terms and conditions of such conversion or exchange.

     Each share of each series of Preferred Stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

                                   ARTICLE V

                                    By-Laws
                                    -------

In furtherance and not in limitation of the objects, purposes and powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

                                   ARTICLE VI

                  Certain Rights of Creditors and Stockholders
                  --------------------------------------------

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the GCL, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.


                                  ARTICLE VII

                                Indemnification
                                ---------------

The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact tht he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                                  ARTICLE VIII

                            Limitation of Liability
                            -----------------------

A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, provided, however, this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law;
(iii) for the unlawful payment of dividends or unlawful stock  repurchases under
Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Article.

                                   ARTICLE IX

                               Board of Directors
                               ------------------

A. Subject to the rights of the holders of any one or more series of Preferred Stock, the number of directors constituting the entire Board of Directors shall be as fixed from time to time by vote of a majority of the directors constituting the entire Board of Directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

B. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1996, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall be governed by the terms of the resolutions adopted by the Board of Directors pursuant to Article IV hereof and such directors so elected shall not be divided into classes pursuant to this Article IX unless expressly provided by such terms. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. When the number of directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

C. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors
     (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of section (c) of this Article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

D. The provisions of this Article shall not be amended or repealed, nor shall any provision of this Restated Certificate of Incorporation be adopted that is inconsistent with this Article, unless such action shall have been approved by the affirmative vote of the holders of at least

     75% of the outstanding shares of capital stock of the Corporation entitled to vote thereon cast at a meeting of the stockholders called for that purpose.


                                   ARTICLE X

                                    Duration
                                    --------

The Corporation is to have perpetual existence.


                                   ARTICLE XI

                          Stockholder Meetings; Books
                          ---------------------------

Meetings of the stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept, subject to any provisions contained in the statutes, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the By-Laws of the Corporation. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by the stockholders, unless the number of stockholders is fewer than two. At any annual or special meeting of stockholders only such business shall be conducted as shall have been brought before such meeting in the manner provided from time to time in the By-Laws of the Corporation. Except as otherwise required by law and subject to the rights of holders of Preferred Stock, if any, special meetings of stockholders may only be called by the Board of Directors of the Corporation pursuant to a resolution approved by a majority of the entire Board of
Directors, the Chairman of the Board of Directors or the President. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the Corporation entitled to vote generally in the election of Directors voting together as a single class shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article XI.

                                  ARTICLE XII

                                   Amendments
                                   ----------

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     7. This Restated Certificate of Incorporation was duly adopted by the stockholders of the Corporation on May 24, 1996, in accordance with the provisions of Sections 228, 242 and 245 of the GCL.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seal this 4th day of June 1996.



                                           INTEGRATED LIVING COMMUNITIES, INC.


                                           By:   /s/ Edward J. Komp
                                               -------------------------------
                                               Edward J. Komp
                                               President



ATTEST:

Kyle Shatterly
- -------------------------
Asst. Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                   * * * * *

     Integrated Living Communities, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY;

     FIRST: That at a meeting of the Board of Directors of Integrated Living Communities, Inc., resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment as follows:

           RESOLVED, that the Restated Certificate of Incorporation of Integrated Living Communities, Inc. be amended by changing the Fourth Article Section A thereof sot that, as amended, saind Article shall be and read as follows:


           The total number of shares of stock which the Corporation is authorized to issue is one hundred five million (105,000,000) shares, of which one hundred million (100,000,000) shares, par value $.01 per share thereof shall be Common Stock and five million (5,000,000) shares, par value $.01 per share thereof shall be Preferred Stock.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon written waiver of notice signed by all stockholders at which meeting the necessary number of shares as required by statute were voted in favor of the.

     THIRD:  That  said  was  duly  adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware. That this Certificate of Amendment of the

Restated Certificate of Incorporation shall be effective on June 12, 1996.

     IN WITNESS WHEREOF, said Integrated Living Communities, Inc. has caused this certificate to be signed by Edward J. Komp, its President, this Twelth day of June, 1996.


                                             Integrated Living Communities, Inc.


                                             By:  /s/ Edward Komp
                                                --------------------------------
                                                Edward J. Komp
                                                President

                                       2